                                                                    Exhibit 3.25

                               State of Delaware
                                                                       PAGE    1
                        Office of the Secretary of State

                        --------------------------------

      I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALLIED FREIGHT FORWARDING, INCORPORATED" FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 1993, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 1993 FOR RECORDING.

                              * * * * * * * * * *

                                     [SEAL]


                                        /s/ William T. Quillen
                                        ----------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION.*   4027222

931875414                                         DATE:    08/23/1993

    STATE 0F DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 07/02/1993
    931875414 - 520827

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      ALLIED FREIGHT FORWARDING, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation")

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED, that the Certificate of Incorporation of Allied Freight Forwarding, Incorporated be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                      "1. The name of the Corporation is:
                        Allied Freight Forwarding, Inc."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Michael P. Fergus, its Vice President, and attested by Richard V. Merrill, its Assistant Secretary, this 28th day of May, 1993.

                                     ALLIED FREIGHT FORWARDING, INCORPORATED


                                     By /s/ Michael P. Fergus
                                        ------------------------------------
                                        Michael P. Fergus, Vice President

ATTEST:


By /s/ Richard V. Merrill
   -------------------------
   Richard V. Merrill
   Assistant Secretary

0089/MIN/rm

State of Delaware }
                  } ss.
New Castle County }

                  I, Leo J. Dugan, Jr., Recorder of Deeds for New Castle County, Delaware, do hereby certify that Certified Copy of Certificate of Amendment of "ALLIED VAN LINES INTERNATIONAL CORPORATION"

was received for record in this office on November 29, 1976 and the same appears of record in the Recorder's Office for said County.

      Witness my hand and Official Seal, this twenty-ninth day of November A.D. 1976


                                          /s/ Leo J. Dugan Jr.
                                          --------------------
                                                     Recorder.

                                  [STATE CREST]

                                      State
                                       of
                                    DELAWARE

                                [GRAPHIC OMITTED]

                          Office of SECRETARY OF STATE

      I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "ALLIED VAN LINES INTERNATIONAL CORPORATION", as received and filed in this office the twenty-ninth day of November, A.D. 1976, at 10 o'clock A.M.

            In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-ninth day of November in the year of our Lord one thousand nine hundred and seventy-six.


[STATE SEAL]                      /s/ Robert H. Reed
                                  ----------------------------------------------
                                  Robert H. Reed              Secretary of State


                                  /s/ Grover A. Biddle
                                  ----------------------------------------------
                                  Grover A. Biddle  Assistant Secretary of State

REC'D FOR RECORD NOV 29 1976      LEO J. DUGAN, Jr. Recorder

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

            ALLIED VAN LINES INTERNATIONAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of ALLIED VAN LINES INTERNATIONAL CORPORATION be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

            "FIRST: The name of the corporation is ALLIED FREIGHT FORWARDING, INCORPORATED."

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said ALLIED VAN LINES INTERNATIONAL
CORPORATION has caused this certificate to be signed by Robert S. Seeler, its Vice President and attested by Terry Fewell, its Assistant Secretary, this 19th day of November, 1976.

                                    ALLIED VAN LINES INTERNATIONAL
                                    CORPORATION


                                    By /s/ Robert S. Seeler
                                       -----------------------
                                       Robert S. Seeler
                                       Vice President

ATTEST:


By /s/ Terry G. Fewell
   ----------------------
   Terry G. Fewell
   Assistant Secretary

                               State of Delaware

                                  [STATE CREST]

                         Office of Secretary of State.

      I, Elisha C. Dukes, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is true and correct copy of Certificate of Amendment of Certificate of Incorporation of the "ALLIED SEA VAN COMPANY", as received and filed in this office the seventh day of March, A.D. 1966, at 9 o'clock A.M.

            In Testimony Whereof, I have hereunto set my hand and official seal at Dover this seventh day of March in the year of our Lord one thousand nine hundred and sixty-six.


[STATE SEAL]                        /s/ Elisha C. Dukes
                                    ---------------------------
                                             Secretary of State


                                    /s/ [ILLEGIBLE]
                                    ---------------------------
                                       Ass't Secretary of State

REC'D FOR RECORD Mar 14 1966        LEO J. DUGAN, Jr. RECORDER

                             ALLIED SEA VAN COMPANY

                            CERTIFICATE OF AMENDMENT

STATE OF ILLINOIS )
                  ) ss.
COUNTY OF COOK    )

      We, Ralph Rolapp, President, and John F. Christie, Jr., Secretary of the Allied Sea Van Company, a corporation organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify as follows:

      l. On February 17, 1958, there was issued by the Secretary of State of Delaware a certificate of incorporation constituting and creating Allied Sea Van Company a corporation under the laws of the State of Delaware with its principal place of business in the City of Wilmington, County of New Castle, State of Delaware.

      2. The aforesaid certificate of incorporation, dated November 17, 1958, as amended, authorized a common stock of one thousand (1,000) shares of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00).

      3. On the 2nd day of February, 1966, the Board of Directors of this corporation, with the unanimous consent of its shareholders, adopted a resolution proposing and authorizing an amendment to the aforesaid certificate of incorporation, to wit:

            FIRST: The name of the corporation is ALLIED VAN LINES INTERNATIONAL CORPORATION.

            FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is twenty thousand (20,000) of the par value of Five Dollars ($5.00) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

      4. The capital of this corporation will not be reduced under or by reason of the amendment.

      5. Said amendment to the certificate of incorporation was duly adopted by the Board of Directors of this corporation pursuant to and in accordance with the provisions of Sec. 242 of Title 8 of the Delaware Code.

      IN WITNESS WHEREOF, said Ralph Rolapp, President, and said John F. Christie, Jr., Secretary, of the Allied Sea Van Company, have signed this certificate and caused the corporate seal of said company to be affixed this 23rd day of February, 1966.

                                          ALLIED SEA VAN COMPANY


                                          By: /s/ Ralph Rolapp
                                              -------------------------
                                              Its President


                                          By: /s/ John F. Christie
                                              -------------------------
                                              Its Secretary

STATE OF ILLINOIS )
                  ) ss.
COUNTY OF COOK    )

Ralph Rolapp, being first duly sworn, on oath deposes and says that he is the President of Allied Sea Van Company; that he has signed the foregoing Certificate of Amendment and that those matters and representations contained in said Certificate are true.


                                              /s/ Ralph Rolapp
                                              -------------------------
                                              Ralph Rolapp

SUBSCRIBED AND SWORN TO BEFORE ME

THIS 23rd DAY OF February 1966.


/s/ [ILLEGIBLE]
---------------------------------
         Notary Public

                                  [STATE CREST]

                                      State
                                       of
                                    DELAWARE

                                  [STATE CREST]

                          Office of SECRETARY OF STATE

      I, John N. McDowell, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "ALLIED SEA VAN COMPANY", as received and filed in this office the seventeenth day of February, A.D. 1958, at 10 o'clock A.M.

            In Testimony Whereof, I have hereunto set my hand and official seal at Dover this seventeenth day of February in the year of our Lord one thousand nine hundred and fifty-eight.


[STAE SEAL]                       /s/ John N. McDowell
                                  ----------------------------------------------
                                                              Secretary of State


                                  /s/ MD Tomlinson
                                  ----------------------------------------------
                                                       Ass't. Secretary of State

REC'D FOR RECORD FEB 17 1958      EDWARD R. HENSEL, RECORDER

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ALLIED SEA VAN COMPANY

                                    -o-O-o-

            FIRST. The name of the corporation is

                             ALLIED SEA VAN COMPANY

            SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

            THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

            To engage directly or indirectly in the transportation of household goods, and in all activities incidental to such transportation business, including port handling operations in the United States and abroad.

            To arrange with other firms for ocean shipments, land transportation, and for all accessorial services in connection therewith.

            To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

            To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

            To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

            To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

            To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

            To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

            To loan to any person, firm or corporation any of its surplus funds, either with or without security.

            To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

            To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

            In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural Persons might or could do.

            The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

            FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is Five Dollars ($5.00), amounting in the aggregate to Five Thousand Dollars ($5,000.00).

            FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

            SIXTH. The names and places of residence of the incorporators are as follows:

   NAMES                                           RESIDENCES
   -----                                           ----------
H. K. Webb                                   Wilmington, Delaware
H. C. Broadt                                 Wilmington, Delaware
A. D. Atwell                                 Wilmington, Delaware

            SEVENTH. The corporation is to have perpetual existence.

            EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

            NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

            When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

            TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stock-holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of

Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

            TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 3rd day December A. D. 1957.

                                                H.K. Webb               (SEAL)
                                                ------------------------------
                                                H.C. Broadt             (SEAL)
                                                ------------------------------
                                                A.D. Atwell             (SEAL)
                                                ------------------------------

STATE OF DELAWARE    )
                     ) ss:
COUNTY OF NEW CASTLE )

            BE IT REMEMBERED that on this 3rd day of December A.D. 1957, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                                M. Ruth Mannering
                                                --------------------------------
M. Ruth Mannering                                         Notary Public.
Notary Public
Appointed Feb. 12, 1957
State of Delaware
Term Two Years